                                                                  Exhibit 99.A2

                            EQUITY OPPORTUNITY TRUST,
                          SPECIAL SITUATIONS SERIES 14

                          TRUST INDENTURE AND AGREEMENT

                          Dated as of October 19, 2006

                                  Incorporating

               Standard Terms and Conditions of Trust, as amended,
                            Dated as of July 1, 1998,

                                     Between

                          UBS FINANCIAL SERVICES INC.,
                                  as Depositor

                                       and

                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT dated as of October 19,
2006 between UBS Financial Services Inc., as Depositor and Investors Bank &
Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled
"Standard Terms and Conditions of Trust" dated as of July 1, 1998, as amended, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H  T H A T:

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury
Obligations"); and

                  WHEREAS, the parties hereto desire to reflect the corporate name change effective June 9, 2003 whereby the name "UBS PaineWebber Inc." was changed to "UBS Financial Services Inc.";

                  WHEREAS, the parties now desire to create Special Situations
Series 14 of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of
Trust. Subject to the provisions of Section 2 and 3 of this Trust Indenture and
Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Corporate Name Change. All references to the name
"UBS PaineWebber Inc." in the Standard Terms shall be deleted and shall be replaced with the name "UBS Financial Services Inc.".

                  Section 3. Specific Terms of this Series. The following terms are hereby agreed to for this series of Equity Opportunity Trust, which series shall be known and designated as "Equity Opportunity Trust, Special Situations
Series 14".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is

1,000,000.

                     (2) The initial fractional undivided interest represented
by each Unit of this series shall be
1/1,000,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the
Trustee to the Depositor.

                     (3) The Securities deposited into the Trust on the Initial
Date of Deposit are set forth on
Schedule A hereto.

                  B. The term "Record Date" shall mean November 10, 2006 and monthly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last Business Day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day
following each Record Date; the Distribution Dates with respect to Income
Account Distributions (the "Income Account Distribution Dates") shall mean
November 25, 2006, and monthly thereafter, and on or after the Mandatory
Termination Date, and shall mean December 25, 2007 and on or after the Mandatory
Termination Date with respect to Capital Account Distributions (the "Capital
Account Distribution Dates"). With respect to a distribution required by Section
2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record
Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution
Date" shall also include such date as is determined by the Sponsor and the
Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental
Indenture pursuant to Section 2.02.

                  E. (1) The Mandatory Termination Date shall be January 31,
2008.

                     (2) Section 9.01(b) of the Standard Terms is hereby amended by deleting the text of such subparagraph in its entirety and substituting the following text in its place:

                     "Unless advised to the contrary by the Sponsor, the Trustee shall sell the Securities held in the Trust within 15 days of the Mandatory
Termination Date, pursuant to instructions from the Sponsor. The Sponsor, in its sole discretion, may direct the Trustee (i) to sell some or all of the
Securities on one date or on a more gradual basis, (ii) to utilize program or block trades, (iii) to sell the Securities having the greatest amount of capital appreciation first and in a manner to effectuate

orderly sales and minimal market impact, or (iv) in any other manner permitted herein. In the event that the Sponsor does not so direct, Securities shall be sold on a pro rata basis."

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.00170 per Unit computed monthly based on the largest number of
Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Income Account below which no
distribution need be made, as referred to in Section 3.04, is 0.1% of NAV. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.005 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2006, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2006.

                  J. The Trust hereby elects to qualify as a "grantor trust"
under the Internal Revenue Code of 1986, as amended. The taxable year for this
Trust shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.0025 per
Unit.

                  L. The Trust hereby elects to make available a Reinvestment
Plan for this Series.

                  M. Units of this Trust shall not be held in certificated form.

                  N. The Trust may receive Supplemental Deposits and issue
Additional Units in accordance with Section 2.02(c).

                  O. 1. Section 1.01 is hereby amended as follows:

                  The definition of "Distribution Date" contained in Section
1.01 is hereby amended by deleting the definition in its entirety and substituting the following text in its place:

                  "Distribution Date: The date(s) specified as such in the Trust
Indenture which may, if so specified therein, be different for Income Account
Distributions ("Income Account Distribution Dates") and Capital Account
Distribution Dates ("Capital Account Distribution Dates"). If any distribution date does not fall on a Business Day, such distribution date shall be the next
Business Day immediately following such specified distribution date."

                  The definition of "Record Date" contained in Section 1.01 is hereby amended by deleting the definition in its entirety and substituting the following text in its place:

                  "Record Date: The record date for a Capital Account
Distribution and/or an Income

Account Distribution, as the case may be, specified as such in the Trust
Indenture. Such record dates may be specified as Capital Account Record Dates or
Income Account Record Dates as the case may be. If any record date does not fall on a Business Day, such record date shall be the Business Day immediately preceding such specified record date."

                  P. Section 3.04(g) is amended by adding the words "the Income
Account or" prior to the words "Capital Account".

                  Q. 1. Section 3.06(a) is hereby amended by deleting the text of Section 3.06(a) in its entirety and substituting the following text in its place:

         "(a) The Sponsor by written notice may direct the Trustee to sell
Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any materially adverse market or credit factors have occurred that, in the opinion of the Sponsor the retention of such Securities would not be in the best interests of the Unitholders. In making such determination, the Sponsor shall be entitled to consider any one or more of the following conditions or events:

                  (1) that there has been a failure to declare or pay
anticipated dividends or interest;

                  (2) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends or interest on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends or interest on the same;

                  (3) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer or obligor or guarantor which might materially and adversely affect either immediately or contingently the declaration or payment of dividends or interest on such Securities;

                  (4) that there has been a default in the payment of the
         principal or par or stated value of premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends or interest on the Securities;

                  (5) that a decline in price of the Securities has occurred;

                  (6) that the sale of such Securities is desirable in order to maintain the qualification of the Trust Fund as a "Regulated Investment
         Company" in the case of a trust which has elected to qualify as such;

                  (7) that there has been a decrease in the Sponsor's internal rating of the Security; or

                  (8) that there has been a happening of events which, in the opinion of the Sponsor,

negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part.

         (b) The Sponsor may by written notice direct the Trustee to sell or tender for cash Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that a public tender offer has been made for a security, or a merger or acquisition has been announced affecting a security, that in the opinion of the Sponsor, the sale or tender of such Securities is in the best interest of the Unitholders.

         2. Section 3.06 is further amended by re-lettering the existing paragraphs (b) and (c) to become (c) and (d), respectively.

                  R. The Units of this Trust shall be subject to a Deferred
Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the seventh (7th) month (April, 2007)
and continuing through the twelfth (12th) month (September, 2007) of the Trust's
16-month life, the Deferred Sales Charge per 1,000 Units shall be $15.00 for such period.

                  S. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  T. Section 5.01(a)(Y)(iii) is amended to add the phrase "and
C&D Fees" following "Initial Costs".

                  U. Section 5.02 (b)(1) is amended to add the phrase "and C&D
Fees" following "Initial Costs".

                  V. Section 5.02 (b) is amended to add the phrase "and C&D
Fees" following "Initial Costs".

                  W. Section 10.02 of the Standard Terms is hereby amended by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the Creation and Development Fee described in the Prospectus (the
"C&D Fee"):

         (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record at the conclusion of the initial public Offering Period the ("Computation Date")
and shall not be reflected in the computation of Unit Value prior thereto.

         (g) The Sponsor shall submit a written certification to the Trustee stating the Computation Date, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D
Fee calculated in the manner set forth in subsection (h) immediately below (the
"C&D Certification").

         (h) The Sponsor shall compute the total dollar amount of the C&D Fee by
(a) multiplying the

Trust Fund's average daily net asset value per Unit during the period from the
Initial Date of Deposit through and including the Computation Date by (b) the number of Units outstanding on the Computation Date and then (c) multiplying that product by the Percentage Rate.

         (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein or any lessor amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 of the Standard Terms as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.

                  X. The Trustee's address for notices under Section 10.06 is:

                            Hancock Tower
                            200 Clarendon Street
                            Boston, MA 02116

         IN WITNESS WHEREOF, UBS Financial Services Inc. has caused this Trust
Indenture and Agreement to be executed by one of its Directors and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and
Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                           UBS FINANCIAL SERVICES INC.
                            as Depositor and Sponsor

SEAL                                             By ___________________________
                                                          Director

Attest:

___________________________
Secretary

STATE OF NEW YORK      )
              :ss.:
COUNTY OF NEW YORK     )

On this 19th day of October, 2006 before me personally appeared Richard Stewart, to me known, who being by me duly sworn, said that he is a Director of UBS
Financial Services Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                     ___________________________
                                                             Notary Public

                         SCHEDULE A TO TRUST INDENTURE

                           EQUITY OPPORTUNITY TRUST
                         SPECIAL SITUATIONS SERIES 14

                            SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, OCTOBER 19, 2006

COMMON STOCKS (1)

               PRIMARY INDUSTRY SOURCE AND                NUMBER OF   COST OF SECURITIES
                     NAME OF ISSUER                         SHARES      TO TRUST(2)(3)
-------------------------------------------------------- ----------- -------------------

     Beverages (5.26%)
       Diageo plc+ .....................................      370       $  26,573.40
       The Coca-Cola Company ...........................      580          25,496.80
     Building Products-Cement/Aggregates (2.62%)
       Lafarge SA+ .....................................      780          25,911.60
     Commercial Banks Non-US (15.87%)
       Australia and New Zealand Banking Group
        Limited+ .......................................      250          26,400.00
       Bank of Ireland+ ................................      340          27,087.80
       Barclays PLC+ ...................................      480          25,862.40
       HSBC Holdings plc+ ..............................      270          25,636.50
       Royal Bank of Canada ............................      610          25,967.70
       The Toronto-Dominion Bank .......................      470          26,141.40
     Consumer Products (2.64%)
       Kimberly-Clark Corporation ......................      390          26,137.80
     Cosmetics & Toiletries (7.91%)
       Avon Products, Inc. .............................      860          25,997.80
       Colgate-Palmolive Company .......................      430          25,980.60
       The Procter & Gamble Company ....................      420          26,287.80
     Distribution/Wholesale (2.63%)
       Wolseley plc+ ...................................    1,110          26,085.00
     Diversified Manufacturing Operations (7.82%)

       3M Co. ..........................................      340          25,681.10
       Leggett & Platt, Incorporated ...................    1,050          25,998.00
       Siemens AG+ .....................................      300          25,743.00
     Finance-Mortgage Loan/Banker (2.63%)
       Freddie Mac .....................................      370          25,992.50
     Foods (5.24%)
       The Hershey Company .............................      490          25,823.00
       Unilever plc+ ...................................    1,050          26,071.50
     Industrial Gases (2.71%)
       Air Products and Chemicals, Inc. ................      390          26,816.40
     Insurance-Multi-Line (5.31%)
       ING Groep N.V.+ .................................      580          26,117.40
       The Hartford Financial Services Group, Inc. .....      290          26,404.50
     Life/Health Insurance (2.60%)
       Lincoln National Corporation ....................      400          25,776.00

                           EQUITY OPPORTUNITY TRUST
                         SPECIAL SITUATIONS SERIES 14

                      SCHEDULE OF INVESTMENTS--CONTINUED

             PRIMARY INDUSTRY SOURCE AND              NUMBER OF   COST OF SECURITIES
                   NAME OF ISSUER                       SHARES      TO TRUST(2)(3)
---------------------------------------------------- ----------- -------------------

     Medical-Drugs (2.61%)
       Pfizer Inc. .................................      920       $  25,852.00
     Medical Products (2.62%)
       Johnson & Johnson ...........................      380          25,897.00
     Oil Companies-Integrated (7.84%)
       BP plc+ .....................................      390          25,954.50
       Eni S.p.A.+ .................................      430          25,855.90
       Total SA+ ...................................      390          25,782.90
     Pipelines (2.65%)
       ONEOK Partners, L.P. ........................      440          26,254.80
     Printing (2.61%)
       Quebecor World ..............................    2,130          25,879.50
     Real Estate - Shopping Centers (2.65%)
       Developers Diversified Realty Corporation ...      450          26,194.50
     Real Estate - Warehouse/Industrial (2.62%)

       ProLogis ....................................      430          25,946.20
     Super-Regional Banks-US (7.92%)
       SunTrust Banks, Inc. ........................      340          26,380.60
       U.S. Bancorp ................................      780          25,935.00
       Wells Fargo & Company .......................      710          26,135.10
     Tools-Hand Held (2.61%)
       The Stanley Works ...........................      500          25,875.00
     Water (2.63%)
       Aqua America Inc. ...........................    1,100          26,092.00
                                                                    ============

        TOTAL INVESTMENTS ..........................                $ 990,025.00
                                                                    ============

----------

(1)   All Securities are represented entirely by contracts to purchase such
Securities.

(2)   Valuation of the Securities by the Trustee was made as described in
      "Valuation" in Part B of this Prospectus as of the close of business on the Business Day prior to the Initial Date of Deposit.

(3)   There was no gain or loss to the Sponsor on the Initial Date of Deposit.

+     These are American Depositary Receipts which are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers (see "Risk Factors and
      Special Considerations" in Part B.)